UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015 (December 4, 2015)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 4, 2015, Arch Coal, Inc. (“Arch”) received written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the NYSE continued listing standards. Section 8.02.01B of the NYSE continued listing standards states that a company will be considered to be below compliance if its average global market capitalization over a consecutive 30 trading-day period is less than $50,000,000, and at the same time stockholders’ equity is less than $50,000,000. Arch is considered below these criteria because its average global market capitalization has been less than $50 million over a consecutive 30 trading-day period, and because its stockholders’ equity was below $50 million, as reported in its most recent 10-Q filed with the Securities and Exchange Commission on November 11, 2015 for the period ended September 30, 2015.

In accordance with applicable NYSE procedures, Arch has 10 business days from receipt of the Notice to submit a letter to the NYSE confirming whether it will submit a plan that demonstrates its ability to regain compliance within 18 months.  Upon submission of such a letter, Arch would then submit a plan within 45 days of the receipt of the Notice.  Upon receipt of the plan, the NYSE would have 45 calendar days to review and determine whether Arch has made reasonable demonstration of its ability to come into conformity with the relevant standards within the 18-month period.  The NYSE will either accept the plan, at which time Arch would be subject to ongoing monitoring for compliance with the plan, or the NYSE will not accept the plan and Arch would be subject to suspension and delisting proceedings.  During the 18-month cure period, Arch shares would continue to be listed and traded on the NYSE, subject to its continued compliance with other NYSE continued listing standards.  Arch can provide no assurances that it will be able to satisfy any of the steps outlined above and maintain a listing of its shares. Currently, Arch has not determined what action to take in response to the Notice.

Item 8.01                       Other Events.

On December 10, 2015, Arch issued a press release announcing that it has been notified by the NYSE that it has fallen out of compliance with the NYSE continued listing standards. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                   Financial Statements and Exhibits.

(d)

Exhibits

The following exhibits are attached hereto and filed herewith

Exhibit No.	Description
99.1	Press release dated December 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2015	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
		Name:	Robert G. Jones
		Title:	Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated December 10, 2015.